Exhibit 99.1

CUSIP# 678046 10 3 Amex: BQI
NEWS RELEASE
Date: December 18, 2007
Oilsands Quest announces exercise of over-allotment option by Underwriters
Calgary, Alberta — Oilsands Quest Inc. (Amex: BQI) (the “Company”) announces that the Underwriters in its previously-announced marketed public offering (the “Offering”) of 11,000,000 units (“Units”), priced at US$5.00 per Unit, and 2,600,000 common shares on a flow-through basis (“Flow-through Shares”), priced at Cdn$6.17 per Flow-through Share have delivered notice to exercise the entire over-allotment option to purchase an additional 1,650,000 Units.
The exercise of the over-allotment option will result in an additional US$7.8 million in net proceeds to the Company resulting in aggregate net proceeds to the Company of approximately US$75.5 million.
Each Unit is comprised of one common share (a “Share”) and one-half of a common share purchase warrant of the Company (a “Warrant”) with each whole Warrant entitling the holder to purchase one Share of the Company at US$6.75 until December 5, 2009. The closing of the purchase and sale of the additional common shares and warrants pursuant to the exercise of the over-allotment option is expected to occur on December 20, 2007.
The Shares and the Warrants are listed for trading on the American Stock Exchange (Amex) under the symbols BQI and BQI.WS.
The Offering was made through a syndicate of underwriters (the “Underwriters”) bookrun by TD Securities Inc. and including Genuity Capital Markets, CIBC World Markets Inc., Desjardins Securities Inc., Blackmont Capital Inc., Canaccord Capital Corporation and Lehman Brothers Canada Inc. in Canada and their respective U.S. registered broker dealer affiliates.
The Company intends to use the proceeds of the offering of Common Shares and Warrants for reservoir testing and other costs associated with the Axe Lake Discovery and for general corporate purposes. Specific allocations of the proceeds for such purposes have not been made at this time.
About Oilsands Quest Inc.
Oilsands Quest Inc. is aggressively exploring Canada’s largest contiguous oil sands land holding by applying its technical expertise to develop multiple potential global-scale discoveries. The company (www.oilsandsquest.com) is the originator of Saskatchewan’s emerging oil sands industry.

CUSIP# 678046 10 3 Amex: BQI
Forward-looking information
Except for statements of historical fact relating to the company, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking statements such as references to Oilsands Quest’s exploration, technical and development programs and future discoveries are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, exploration and technical risks inherent in the oil sands industry, regulatory and economic risks, and risks associated with the company’s ability to implement its business plan. There are uncertainties inherent in forward-looking information, including factors beyond Oilsands Quest’s control, and no assurance can be given that the programs will be completed on time, on budget or at all. Oilsands Quest undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change, except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. The risks and uncertainties set forth above are not exhaustive. Readers should refer to Oilsands Quest’s current annual report on Form 10-KSB and other document filings, which are available at www.sedar.com and at www.sec.gov for a detailed discussion of these risks and uncertainties and details regarding the location and extent of Oilsands Quest’s land holdings.
For more information:
General inquiries and retail investors, contact Hedlin Lauder Investor Relations Ltd.
Toll Free 1-800-299-7823. Office 403-232-6251
Email irinfo@hedlinlauder.com
Institutional investors, contact BarnesMcInerney Inc.
Toll Free 1-866-794-7288. Office 416-371-0510
Email oilsands@barnesmcinerney.com